Exhibit 23.1

To Whom It May Concern:

We have issued our report dated November 19, 2004, accompanying the financial statements of Boulder Creek Explorations, Inc. on Form SB-2 for the period from incorporation June 7, 2004 to October 31, 2004. We hereby consent to the incorporation by reference of said reports on the Registration Statement of Boulder Creek Explorations, Inc. on Form SB-2 to be filed with the US Securities and Exchange Commission.

Signed,

                                                                  /S/ MacKay LLP
                                                               December 16, 2004